EXHIBIT 10.1
FIRST AMENDMENT TO LEASE AGREEMENT
     This First Amendment to Lease (the “First Amendment”) is entered into as of April 11, 2008, between Northpoint Atrium Ltd. (“Landlord”), and Asset Acceptance, LLC (“Tenant”);
WITNESSETH:
WHEREAS, by that certain Lease dated April 25, 2003, Landlord leased to Tenant approximately 27,265 rentable square feet located at 10500 Heritage, being more specifically identified as Suite 200 of the office building known as Northpoint Atrium (the “Building”), San Antonio, Bexar County, Texas, for a Term expiring June 30, 2008; reference being made to said Lease for all pertinent purposes; and
     WHEREAS, Landlord and Tenant desire to amend said Lease;
     NOW, THEREFORE, in consideration of the mutual benefits to accrue to Landlord and Tenant, both parties agree that effective as of July 1, 2008 (the “Effective Date”), the Lease shall be, and hereby is amended as follows:
A.	Tenant Improvements. Landlord shall deliver to Tenant and Tenant agrees to and does hereby accept the Tenant Improvements in their existing condition, “AS-IS” and “WHERE IS”.

B.	The terms of the Addendum to the Lease shall no longer apply upon execution of this First Amendment.

C.	Landlord may remove non-essential and non-functional fire suppression equipment from within Tenant’s Premises.

D.	Section 3: “Term” shall be amended to be a twelve (12) month period commencing on July 1, 2008.

E.	Section 4: “Base Rent”: As of the Effective Date, Tenant shall pay Base Rental in monthly installments in accordance with the following schedule:

Monthly Period	Monthly Base Rental	Annual Rate/RSF
1 — 12	$40,897.50	$18.00
     Except as specifically amended herein, the Lease dated April 25, 2003 (all its Exhibits and Riders), by and between Landlord and Tenant, shall remain in full force and effect in accordance with its terms and provisions. Capitalized terms used but not defined in this First Amendment shall have the meanings defined for them in the Lease.
     IN WITNESS WHEREOF, the parties herein have herewith set their hands as of the day and year first above written.

LANDLORD:		TENANT:

Northpoint Atrium Office Building, Ltd.		Asset Acceptance, LLC

By:	Northpoint Atrium, L.C.	By:	/s/ Mark A. Redman

Its General Partner

By:	/s/ Thomas H. Yates, Jr.	Name:	Mark A. Redman

Name:	Thomas H. Yates, Jr.	Title:	Senior Vice President and Chief Financial Officer

Title:	Managing Member